EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK

OF

Trimeris, Inc.

PURSUANT TO THE OFFER TO PURCHASE DATED OCTOBER 19, 2009

BY

RTM Acquisition Company

a wholly-owned subsidiary

OF

Arigene Co., Ltd.

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

12:00 MIDNIGHT, EASTERN TIME, ON MONDAY, NOVEMBER 16, 2009,

UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by courier, transmitted by facsimile transmission or mailed to the Depositary. See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is Computershare Trust Company, N.A.

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02941-3011	By Facsimile Transmission: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to RTM Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Arigene Co., Ltd., a corporation organized under the laws of the Republic of Korea, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 19, 2009 (the “Offer to Purchase”), and in the related letter of transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of Trimeris, Inc., a Delaware corporation (“Trimeris”), indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)

Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:

(Area Code) Telephone No.
Account Number

X	Dated: , 2009

X	Dated: , 2009

Signature(s) of Record Holder(s)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three NASDAQ Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Names of Firm	X	Authorized Signature

Address(es)	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2009

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE.

CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER

OF TRANSMITTAL.

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